UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2006

CORNERSTONE CORE PROPERTIES REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-121238	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Plaza, Suite 400
Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 4 –Matters Related to Accountants and Financial Statements

Item 4.01  Change in Registrant’s Certifying Accountant

(a)                                  BDO Seidman, LLP, the registrant’s independent registered public accounting firm, was dismissed on January 16, 2006.  The registrant was formed on October 22, 2004. The reports of BDO Seidman, LLP on the registrant’s financial statements since inception did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the period from registrant’s inception through such dismissal, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  During the same period, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On January 16, 2006, the registrant engaged Deloitte & Touche, LLP as its new independent registered public accounting firm.  The decision to change accountants was recommended by the audit committee of the board of directors of the registrant and approved by the board of directors.

During the period from the registrant’s inception through the date of this filing, the registrant did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The registrant has provided BDO Seidman, LLP with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K.  A copy of the letter from BDO Seidman, LLP to the Securities and Exchange Commission, dated January 18, 2006, is attached as Exhibit 16.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

By:	/s/ SHARON C. KAISER
Sharon Kaiser, Chief Financial Officer

Dated:  January 19, 2006